UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005 (March 9, 2005)

Glimcher Realty Trust (Exact Name of Registrant as Specified in Charter)

Maryland	001-12482	31-1390518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Bonus Payments Under the 2004 Executive Bonus Plan

          On March 9, 2005, the Executive Compensation Committee (the “Committee”) of Glimcher Realty Trust’s (the “Registrant”) Board of Trustees (the “Board”) approved bonus payments to the executive officers, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), listed below pursuant to the terms of the Registrant’s 2004 Executive Bonus Plan (the “2004 Plan”) for performance incentives reached during fiscal year 2004 (the “performance year”):

Herbert Glimcher	$339,900
Chairman of the Board (Mr. Glimcher resigned as
Chief Executive Officer of the Registrant on January 20, 2005)

Michael P. Glimcher	$198,275
Chief Executive Officer and President (Mr. M.P. Glimcher was elected
Chief Executive Officer of the Registrant on January 20, 2005)

William G. Cornely	$101,970
Executive Vice President, Chief Operating Officer
and Treasurer

George A. Schmidt, Esq	$84,975
Executive Vice President, Secretary and General
Counsel

Mark A. Yale	$17,051
Senior Vice President and Chief Financial Officer

Thomas J. Drought, Jr	$26,432
Senior Vice President, Leasing

          Bonuses are awarded to executive officers under the 2004 Plan if the Registrant achieves or exceeds specified per share growth targets for Funds From Operations during the performance year. A bonus award under the 2004 Plan is a percentage of the bonus recipient’s annual salary during the performance year for service in a position within the Registrant’s management structure that qualifies for a bonus under the 2004 Plan (a “qualifying position”). Bonus amounts under the 2004 Plan were calculated using the bonus recipient’s annual salary earned during the performance year for service in a qualifying position. The chart below illustrates how bonus amounts are calculated for the listed executive positions within the Registrant’s management structure:

Officer	Bonus Amount
Chief Executive Officer	60% of annual salary
President	50% of annual salary
Chief Operating Officer/Treasurer	30% of annual salary
Executive Vice President/ Secretary	30% of annual salary
Senior Vice President/Chief Financial Officer	20% of annual salary
Senior Vice President, Leasing	10% of annual salary

Grants of Stock Options to Executive Officers & Trustees under the Glimcher Realty Trust Incentive Compensation Plan

          On March 9, 2005, the Committee also approved grants of options to acquire shares of the Registrant’s common stock to the executive officers, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K), and trustees of the Registrant listed below at an exercise price of $25.67 per share, as follows:

Executive/Trustee	Number of Shares Underlying Options Granted

Herbert Glimcher	3,000

Michael P. Glimcher	75,000

William G. Cornely	25,000

George A. Schmidt, Esq	25,000

Thomas J. Drought, Jr	20,000

Mark A. Yale	15,000

Philip G. Barach	3,000

Wayne S. Doran	3,000

Howard Gross	3,000

Niles C. Overly	3,000

Alan R. Weiler	3,000

William S. Williams	3,000

          The options for Messrs. Barach, Doran, Gross, Overly, Weiler and Williams vest upon grant and are exercisable. The options for Messrs. H. Glimcher, M.P. Glimcher, Cornely, Schmidt, Yale and Drought are exercisable in three equal annual installments commencing on the first anniversary of the grant date and will remain exercisable until the ten year anniversary of the grant date. The Glimcher Realty Trust Incentive Compensation Plan (the “Plan”), which was filed on March 29, 2004 with the Securities and Exchange Commission as part of the Registrant’s definitive Proxy Statement, was approved by the Registrant’s shareholders at its 2004 Annual Meeting of Shareholders. The Committee also approved a grant to Michael P. Glimcher of 25,000 restricted common shares, which grant will become effective upon the filing of an appropriate registration statement for the Plan. The Registrant has not yet issued any restricted shares to Mr. M.P. Glimcher pursuant to this grant.

2005 Salary Increases

          Effective April 1, 2005, the Committee increased the salaries of the executive officers of the Registrant, including those who qualify as “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K). The 2005 salaries of the Registrant’s executive officers are as follows:

Executive	2005 Salary
Michael P. Glimcher	$478,950

William G. Cornely	$353,496

George A. Schmidt, Esq	$294,580

Thomas J. Drought, Jr	$266,255

Mark A. Yale	$257,500

Trustee Compensation

The Committee also approved the following compensation for trustees and committee chairpersons:

Non-employee Trustees of the Company:	$40,000 per year

Trustee Meeting Fee:	$2,000 per attended meeting

Additional Committee Meeting (same day):	$1,000 per attended committee meeting

Telephonic Trustee Meeting:	$1,000 (for each call participated in)

Non-executive Chairperson of the Board of Trustees:	$100,000 per year

Chairperson of the Audit Committee:	$15,000 per year (in addition to regular non-employee trustee fee)

Lead Independent Trustee:	$15,000 per year (in addition to regular non-employee trustee fee)

Chairperson of Executive Compensation Committee:	$10,000 per year (in addition to regular non-employee trustee fee)

Chairperson for Nominating & Governance Committee:	$10,000 per year (in addition to regular non-employee trustee fee)

Item 5.02 (b) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Mr. George A. Schmidt notified the Board on March 9, 2005 that he would serve out the remainder of his term as a Class II Trustee and would not stand for re-election as a trustee at the Registrant’s 2005 Annual Meeting of Shareholders. Mr. Schmidt has served as a Class II Trustee of the Registrant since May 1999 and will continue to serve as the Registrant’s Executive Vice President, Secretary and General Counsel.

Item 9.01 Financial Statements and Exhibits.

Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits:

None.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 10, 2005	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary